EXHIBIT 23.1

CONSENT OF WARREN AVERETT, LLC

Independent Registered Certified Public Accountants

We consent to the inclusion in this Registration Statement on Form S-1 (No.___________) of our report dated August 29, 2013, with respect to our audit of the consolidated financial statements of CytoDyn Inc as of and for the year ended May 31, 2013 and for the period October 28, 2003 through May 31, 2013, which is part of this Registration Statement.

/s/Warren Averett, LLC

Warren Averett, LLC

Tampa, Florida

November 15, 2013